UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): October 27, 2014 (October 23, 2014)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2014, China Shengda Packaging Group, Inc. (the "Company") received notification from the NASDAQ Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") that the Company's application to list its common stock on The NASDAQ Capital Market has been approved, and that the Company's securities are transferred from The NASDAQ Global Market to The NASDAQ Capital Market at the opening of trading on The NASDAQ Capital Market on October 27, 2014. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. All companies whose securities are listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards. The Company's common stock continues to trade under the symbol "CPGI".

As previously announced, on June 12, 2014, the Company received a deficiency notice from NASDAQ advising the Company that the closing bid price of its common stock had been less than $1.00 per share for more than 30 consecutive business days. Under NASDAQ rules, the Company had 180 days, or until December 9, 2014 (the "Compliance Date"), to regain compliance by maintaining a minimum closing bid price of at least $1.00 for at least ten consecutive business days. The Company voluntarily applied to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market.

If compliance with the $1.00 bid price requirement cannot be demonstrated by December 9, 2014, the Company may be eligible for an additional compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the bid price requirement. Additionally, the Company must, no later than the expiration of the Compliance Date, provide written notice to NASDAQ of its intention to cure the deficiency. NASDAQ will review the Company and if eligible will grant the additional compliance period. However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the Capital Market, NASDAQ will provide written notice of delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shengda Packaging Group Inc.
Date: October 27, 2014
/s/ Daliang Teng Name: Daliang Teng Title: Chief Executive Officer